Dyax Corp. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Exhibit 10.2
CONFIDENTIAL DOCUMENT
EXECUTION COPY

FIRST AMENDMENT TO
DISTRIBUTION SERVICES AGREEMENT
(Wholesale Distribution)

This First Amendment to the Distribution Services Agreement (this “Amendment”) is made and entered into as of August 25, 2011 (the “Amendment Effective Date”), by and between DYAX CORP. (“Dyax”) and ASD Specialty Healthcare, Inc. (“ASD”).

WHEREAS, Dyax and ASD entered into that certain Distribution Services Agreement, dated November 19, 2009 (the “Agreement”), pursuant to which ASD is to provide distribution services to Dyax in connection with the product Kalbitor®; and

WHEREAS, pursuant to and in accordance with Section 15.5 of the Agreement, the parties desire to amend the Agreement to implement certain changes to the terms and conditions of the Agreement, as described below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Defined Terms.

Any capitalized terms that are used in this Amendment but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.      Amendments.

A.	“Wholesale Customers” The parties agree that Section 1.12 of the Agreement shall be deleted in its entirety and replaced with the following language:

1.12
“Wholesale Customers” shall mean hospital, institutional and other pharmacies that purchase Product for their own account for later resale or dispense to Patients.  For the purpose of this Agreement “Wholesale Customer” shall also include physicians who purchase Product on a “buy and bill” basis.  For the avoidance of doubt, “Wholesale Customers” shall not include distributors, other wholesalers or specialty pharmacies, except that ASD may sell to(i) specialty pharmacies which Dyax and US Bio have agreed in writing are eligible to dispense Product to specific patients on a case by case basis, and (ii) the Designated SP, as that term is defined in Section 2.3(a) of the Services Agreement between Dyax and ASD’s Affiliate, US Bioservices Corporation.

B.	“Extended Terms Customers”. The parties agree that a new Section 1.13 shall be added to the Agreement which shall read in its entirety as follows:

1.13           “Extended Terms Customers” shall mean “buy and bill” physician Wholesale Customers which are eligible to purchase Product from Besse on extended payment terms in accordance with Section 3.6.  For the purposes of the forgoing, a “buy and bill” physician Wholesale Customer will be deemed eligible for extended payment terms if the customer does not accept ASD’s standard terms of sale and Dyax has approved account set-up and provided notice via Kalbitor Access to Besse.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

C.	“Reserved Rights”. The parties agree that section 2.4(iii)of the Agreement shall be deleted in its entirety and replaced with the following language:

(iii) offer for sale, sell or distribute Product to any person or entity other than a Wholesale Customer, including the Designated SP, as that term is defined in Section 2.3(a) of the Services Agreement between Dyax and ASD’s Affiliate, US Bioservices Corporation, either directly or through  its third party logistics provider, anywhere in the world.

D.	“Extended Payment Terms.” The Parties agree that a new Section 3.6 shall be added to the Agreement which shall read in its entirety as follows:

The parties agree that Besse Medical, a division of ASD Specialty Healthcare, Inc. (“Besse”) shall be authorized to purchase and distribute the Product to Extended Terms Customers in accordance with this Section 3.6.  Dyax appoints Besse as an ADR for the Product during the Term.

(a)	The Parties shall mutually agree upon a method to notify and obtain approval from Dyax as to whether the ordered Product will be sold by Besse to an Extended Terms Customer.

(b)
Besse shall ship the Product in accordance with the Product label to each Extended Terms Customer within one (1) business day of order receipt from the customer via UPS Next Day Air Service (standard air).  No additional freight fees will be billed to the Extended Terms Customer, except that the Extended Term Customer will be billed the incremental difference in the event that expedited shipping is requested.

(c)
Besse shall offer Extended Terms Customer extended invoice dating, with a length of time to pay mutually agreed upon by Besse and such Extended Terms Customer, which shall not be less than [*****].  Besse Medical shall not be obligated to pay the invoice(s) until the product(s) have been utilized and paid for, in full, by the physician office.  Besse will sell the Product to the physician office at a price [*****] at the time of order placement.

(d)
Besse will instruct the Extended Terms Customer that it will be expected to make payment for the Product as soon as the Product is utilized.  Besse Medical will work with its affiliate, US Bioservices Corporation, to determine the method of utilization notification.  Besse will re-invoice the customer at Net [*****] once notified that Product has been used.

(e)
Besse agrees to facilitate payment from each Extended Terms Customer.  If the Extended Terms Customer pays with a credit card, Besse will not charge the physician office for any credit card fees and will instead pass through any credit card fees to Dyax for reimbursement.

(f)
Dyax shall invoice Besse separately for each unit of Product that Besse indicates it will sell to an Extended Terms Customer.  All Dyax invoices for units of Product shall be due and payable by Besse within [*****] after receipt by Besse of payment in full for such unit of Product by such Extended Terms Customer, provided, however, if Besse pays such invoice within such [*****] after receipt of such payment, Besse shall be entitled to a [*****] prompt payment discount off of the invoice amount.  ASD shall not be entitled to the discount set forth in Section 3.2(b) of the Agreement for Product purchased and distributed through Besse.

Amendment to Services Agreement	Page 2 of 4

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

(g)
Besse Medical agrees to accept back the product from an Extended Terms Customer if it has not been used within [*****] of ship date to such Extended Terms Customer (or such other time period, as mutually agreed upon by Dyax and Besse) with no additional shipping charges.  If Product is returned unused by an Extended Terms Customer pursuant to the foregoing, Dyax agrees to allow Besse to return units that neither Besse nor the Extended Terms Customer has paid for at no cost.  Besse agrees to return the Product to Dyax at Besse’s expense.  Dyax agrees to pay Besse a [*****] handling fee per returned unit to cover labor, shipping and handling charges incurred by Besse during the applicable sale and return as well as the return back to Dyax.

(h)
Dyax shall allow Besse to exchange any Product unit returned to Besse by an Extended Terms Customer for any reason including, but not limited to, freight company errors or delays or perceived temperature excursions.

3.           No Other Amendments.

Except as expressly amended hereby, the Agreement, as originally executed remains in full force and effect.  It is agreed by the parties that all references to the Agreement hereafter made by them in any document or instrument delivered pursuant to or in connection with the Agreement shall be deemed to refer to the Agreement as amended hereby.

4.           Entire Agreement.

This Amendment and the Agreement embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter.

5.           Counterparts.

This Amendment may be executed in multiple counterparts, each of which will be considered an original, but which together will constitute one and the same document.

Amendment to Services Agreement	Page 3 of 4

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives as of the Amendment Effective Date.

ASD SPECIALTY HEALTHCARE, INC.		DYAX CORP.
By:	/s/ Chris B. Myers	By:	/s/ Ivana Magovčević-Liebisch

Name:	Chris B. Myers	Name:	Ivana Magovčević-Liebisch

Title:	COO	Title:	Executive VP, Chief Business Officer & General Counsel

Amendment to Services Agreement	Page 4 of 4

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asterisks denote such omission.